EXHIBIT 4.2


        CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
                                     OF THE
                      SERIES G CONVERTIBLE PREFERRED STOCK
                           (Par Value $.01 Per Share)
                                       OF
                              STARBASE CORPORATION

         The undersigned, the Chief Executive Officer of StarBase Corporation, a Delaware corporation (the "Company"), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolution creating a series of Series G Convertible Preferred Stock, was duly adopted on July 27, 1998:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of
Incorporation"), there hereby is created out of the 10,000,000 shares of Preferred Stock, par value $.01 per share, of the Company authorized in Article 4 of the Certificate of Incorporation (the "Preferred Stock,"), a series of Preferred Stock of the Company, to be named "Series G Convertible Preferred Stock," consisting of Six Thousand Two Hundred (6,200) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

         1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series G Convertible Preferred Stock, par value $.01 per share (the "Series G Convertible Preferred Stock"). The maximum number of shares of Series G Convertible Preferred Stock shall be 6,200 Shares. The Series G Convertible Preferred Stock shall have a liquidation preference of $1,000 per share. The Series G Convertible Preferred Stock shall rank (i) prior to the common stock, par value $.01 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by its terms does not rank senior to the Series G Preferred Stock ("Junior Stock") and (ii) on parity with the currently issued and outstanding Series D, Series E and Series F Preferred Stock and any other class and series of equity securities which by its terms shall rank on parity with the Series G Preferred Stock. The Series G Convertible Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

         2.       No Cumulative Dividends.

                  (a) Payment of Dividends. The holders of record of shares of Series G Convertible Preferred Stock are not entitled to any dividends.

         3.       Voting Rights.

                  (a) Class Voting Rights. The Series G Convertible Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Series G Convertible Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-quarters (3/4) of the shares of the Series G Convertible Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series G Convertible Preferred Stock vote separately as class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking prior to the Series G Convertible Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series G Convertible Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series G Convertible Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company's Junior Stock; (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series G Convertible Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or any other class or series of equity securities which by its terms shall rank on parity with the Series G Convertible Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences privileges or voting powers; (v) effect any distribution with respect to Junior Stock; or (vi) reclassify the Company's outstanding securities.

                           (b)      General Voting Rights.  Except with respect
to transactions upon which the Series G Convertible Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series G Convertible Preferred Stock shall have no voting rights. The Common Stock into which the Series G Convertible Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

         4.       Liquidation Preference.

                  (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series G Convertible Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount (the "Liquidation Preference Amount") per share equal to $1,000 per share of the Series G Convertible Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation
                                       -2-

Preference Amount payable to the holders of outstanding shares of the Series G Convertible Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series G Convertible Preferred Stock, then all of said assets will be distributed among the holders of the Series G Convertible Preferred Stock and the other classes of stock on a parity with the Series G Convertible Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series G Convertible Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series G Convertible Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series G Convertible Preferred Stock has been paid in cash the full the Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series G Convertible Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

                  (b) A consolidation or merger of the Company with or into any other corporation or corporations , or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transaction in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series G Convertible Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                  (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series G Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

         5. Conversion. The holder of Series G Convertible Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                  (a) Right to Convert. At any time or from time to time after the date of issuance of shares of Series G Convertible Preferred Stock (the "Issuance Date"), the holder of any such shares of Series G Convertible Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series G Convertible Preferred Stock held by such person into a
                                       -3-
number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate") equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series G Convertible Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

                  (b)   Mechanics  of  Voluntary   Conversion.   The   Voluntary
Conversion of Series G Convertible Preferred Stock shall be conducted in the following manner:

                           (i) Holder's Delivery Requirements. To convert Series G Convertible Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the original certificates representing the shares of Series G Convertible Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

                           (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent") (as applicable) shall, on the next business day following the date of receipt by the Company of both (or the second business day following the date of receipt by the Company of both if received after 11:00 a.m. Pacific Time), (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series G Convertible Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than two business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series G Convertible Preferred Stock not converted.

                           (iii) Dispute Resolution. In the case of a dispute as to the determination of the Average Share Price (as defined in Section 5(d) below) or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Average Share Price or the Conversion Price or arithmetic calculation of the number of shares of Common Stock to issued upon such conversion within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Share Price or the Conversion Price to an independent, reputable investment bank or
         (B) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The reasonable expenses of such investment bank or accountant in making such determination shall be paid by the Company, in the event the holder's calculation or determination was correct, or by the holder, in the event the Company's calculation or determination was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation or determination was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

                           (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series G Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                           (v) Company's  Failure to Timely  Convert.  If within
         five (5) business days of the Company's receipt of the Preferred Stock Certificates to be converted and the Conversion Notice (the "Share Delivery Period") the Company shall fail to issue a certificate to a holder or credit the holder's balance account with The Depository Trust Company for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series G Convertible Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series G Convertible Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement between the Company and the initial holders of the Series G Convertible Preferred Stock (the "Securities Purchase

         Agreement") (including indemnification pursuant to Article VIII thereof), the Company shall pay additional damages to such holder on each date after such fifth (5th) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to
         Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series G Convertible Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

                  (c)      Mandatory Conversion.

                           (i)  Each share  of Series  G  Convertible  Preferred
Stock outstanding on the Mandatory Conversion Date (as defined below) shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series G Convertible Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price (as defined below) in effect on the Mandatory Conversion Date.

                           (ii) As used herein,  a "Mandatory  Conversion  Date"
shall be the date which is two years after the Issuance Date of the applicable Preferred Shares, provided that the Mandatory Conversion Date shall be extended for any shares of Series G Convertible Preferred Stock for (x) as long as (A) the conversion of such Preferred Shares would violate any of the provisions of
Section 7, (B) a Triggering Event (as defined in Section 8(d)) shall have occurred or (C) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event and
(y) pursuant to Section 2.2(d) of the Registration Rights Agreement between the Company and the initial holders of the Series G Convertible Preferred Stock (the "Registration Rights Agreement"), which extension shall be one day for each days in any Blackout Period (as defined in Section 2.2(d) of the Registration Rights Agreement). The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designations as the "Conversion Date."

                           (iii)  On  the   Mandatory   Conversion   Date,   the
outstanding shares of Series G Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series G Convertible Preferred Stock unless certificates evidencing such shares of Series G Convertible Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series G Convertible Preferred Stock pursuant to this Section 5, the holders of the Series G Convertible Preferred Stock shall surrender the Preferred Stock Certificates representing the Series G Convertible Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three business days of the holder's delivery of the applicable Preferred Stock Certificates.

                  (d)      Conversion Price.

                           (i)  The  term "Average  Share  Price" shall mean the
average of the three (3) lowest closing bid prices of the Company's shares of Common Stock (as reported by Bloomberg Financial Markets ("Bloomberg")) on The Nasdaq SmallCap Market ("NASDAQ") (or on such other United States stock exchange or public trading market ("Alternative Exchange") on which the shares of the Company trade if, at the time of the conversion, they are not trading on the NASDAQ), during the twenty-two (22) consecutive trading days immediately preceding the date of determination.

                           (ii) The term  "Conversion  Price"  shall mean,  with
respect to any conversion of Series G Convertible Preferred Stock, the lesser of
(I) 105% of the average of the Closing Bid Prices (as defined below) of the Company's Common Stock during the five (5) consecutive trading days immediately preceding the Issuance Date (the "Fixed Conversion Price") of the applicable Series G Convertible Preferred Stock, or (II) 95% of the Average Share Price on the Voluntary Conversion Date or Mandatory Conversion Date for such conversion, as applicable (the "Floating Conversion Price").

                           (iii) the term  "Closing Bid Price"  shall mean,  for
any security as of any date, the last closing bid price for such security on the Nasdaq SmallCap Market (as reported by Bloomberg), or, if the Nasdaq SmallCap Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series G Convertible
Preferred Stock. If the Company and the holders of Series G Convertible Preferred Stock are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 5(b)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Share Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  (e)      Adjustments of Conversion Price.

                           (i)  Adjustments  for Stock Splits and  Combinations.
If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Fixed
Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Fixed Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                           (ii)   Adjustments     for   Certain   Dividends  and
Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Fixed Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Fixed Conversion Price then in effect by a fraction:

                                    (A)     the numerator of which shall  be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                                    (B) the  denominator  of which  shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                           (iii)   Adjustment   for    Other    Dividends    and
Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Fixed Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series G

Convertible Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series G Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series G Convertible Preferred Stock.

                           (iv)  Adjustments  for Reclassification,  Exchange or
Substitution. If the Common Stock issuable upon conversion of the Series G Convertible Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Fixed Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series G Convertible Preferred Stock shall have the right thereafter to convert such share of Series G
Convertible Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series G Convertible Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                           (v)   Adjustments   for   Reorganization,   Merger,
Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series G Convertible Preferred Stock shall have the right thereafter to convert such share of Series G Convertible Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic
Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series G Convertible Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series G Convertible
                                       -9-

Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                           (vi) Consideration for Stock.  In  case any shares of
Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series G Convertible Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

                                            (A)      in   connection  with   any
merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                                            (B)    in   the    event    of   any
consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Fixed Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock, the determination of the applicable Fixed Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock.

                           (vii)    Record Date.  In case the Company shall take
record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

                           (viii)   Certain Issues Excepted.  Anything herein to
the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock upon the grant after the Issuance Date of, or the exercise after the Issuance Date of, options or warrants or rights to purchase stock under the Company's stock option plan.

                  (f) No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series G Convertible Preferred Stock against impairment.

                  (g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Fixed Conversion Price or number of shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series G Convertible Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series G Convertible Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Fixed Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series G Convertible Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

                  (h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series G Convertible Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series G Convertible Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The

Company will also give written notice to each holder of Series G Convertible Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                  (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series G Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five consecutive trading days immediately preceding on the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

                  (k) Reservation of Common Stock. The Company shall, so long as any of shares of Series G Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series G Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series G Convertible Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock for which the shares of Series G Convertible Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series G Convertible Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series G Convertible Preferred Stock based on the number of shares of Series G Convertible Preferred Stock held by each holder at the time of issuance of the Series G Convertible Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series G Convertible Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series G Convertible Preferred Stock shall be allocated to the remaining holders of Series G Convertible Preferred Stock, pro rata based on the number of shares of Series G Convertible Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the Delaware General Corporations Law, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 5(k).

                  (l) Retirement of Series G Convertible Preferred Stock. Conversion of Series G Convertible Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date, and such date is referred to herein as the "Conversion Date". Upon conversion of only a portion of the number of shares of Series G Convertible Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering
                                      -12-
the number of shares of Series G Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

                  (m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series G Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

         6. No Preemptive Rights. Except as provided in Section 5 hereof and in the Securities Purchase Agreement, no holder of the Series G Convertible Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

         7. Conversion Restrictions. (a) The right of a holder of Series G Convertible Preferred Stock to convert its Series G Convertible Preferred Stock pursuant to Section 5 shall be limited as set forth below. Without the prior consent of the Company, a holder of Preferred Shares (i) shall not be entitled to convert any shares of Series G Convertible Preferred Stock prior to the date which is 121 days after the Issuance Date of such shares of Series G Convertible Preferred Stock and (ii) shall not be entitled convert an aggregate number of shares of Series G Convertible Preferred Stock from the Issuance Date of such shares of Series G Convertible Preferred Stock through the date of this determination in excess of the number of shares of Series G Convertible Preferred Stock which when divided by the number of shares of Series G Convertible Preferred Stock purchased by such holder on such Issuance Date would exceed (a) 0.25 for the period beginning on the date which is 121 days after the Issuance Date and ending on and including the date which is 150 days after the Issuance Date, (b) 0.50 for the period beginning on and including the date which is 151 days after the Issuance Date and ending on and including the date which is 180 days after the Issuance Date, (c) 0.75 for the period beginning on the date which is 181 days after the Issuance Date and ending on and including the date which is 210 days after the Issuance Date and (d) 1.00 for the period beginning on the date which is 211 days after the Issuance Date and ending on and including the date which is 240 days after the Issuance Date and ending on and including the Mandatory Conversion Date. Notwithstanding the foregoing, the conversion restriction set forth in this Section 7(a) shall not apply (x) if, at any time after the first Issuance Date of any shares of Series G Convertible Preferred Stock, the Company issues any shares of Common Stock or any Convertible Securities (collectively, "Additional Issuances") and the holders of the securities issued in such Additional Issuance have the right to sell the Common Stock or the Convertible Securities or convert, exercise or exchange the Convertible Securities at any time prior to the time that the holders of Series G Convertible Preferred Stock have the right to convert all of the shares of Series G Convertible Preferred Stock into Common Stock at the Floating Conversion Price, (y) if, at any time after the applicable Issuance Date, the sale price of the Common Stock (as reported by Bloomberg) is less than $1.00 per share or greater than or equal to $4.00 per (in each case, subject to appropriate adjustment for any stock dividend, stock split or other similar transaction) or (z) if an event constituting a Major Transaction (as defined in
Section 8(c) below) or a Triggering Event (as defined in Section 8(d) below) shall have occurred or been publicly announced.

                  (b)  Notwithstanding  anything  to the  contrary  set forth in
Section 5 of this Certificate of Designations, in no event shall any holder be entitled to convert Preferred Stock in excess of that number of shares of Series G Convertible Preferred Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series G Convertible Preferred Stock with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series G Convertible Preferred Stock beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

         8.       Redemption.

                           a.       Redemption   Option Upon Major  Transaction.
In addition to all other rights of the holders of Series G Convertible Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Series G Convertible Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series G Convertible Preferred Stock at a price per share of Series G Convertible Preferred Stock equal to the greater of
(i) 125% of the Liquidation Preference and (ii) the product of (A) the Conversion rate (as defined in Section 5(a)) and (B) the Closing Bid Price of the Common Stock on the trading date immediately preceding such date ("Major Transaction Redemption Price").

                           b.       Redemption Option Upon Triggering Event.  In
addition to all other rights of the holders of Series G Convertible Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Series G Convertible Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series G Convertible Preferred Stock at a price per share of Series G Convertible Preferred Stock equal to the greater of (i) 125% of the Liquidation Preference and (ii) the product of (A) the Conversion Rate (as defined in Section 5(a)) at such time and (B) the Closing Bid Price calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open ("Triggering Event Redemption Price" and, collectively with "Major Transaction Redemption Price," the "Redemption Price").

                           c.       "Major Transaction".  A  "Major Transaction"
shall be deemed to have occurred at such time as any of the following events:

                                    (i)  the  consolidation,   merger  or  other
         business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

                                    (ii)  the  sale  or   transfer   of  all  or
         substantially all of the Company's assets; or

                                    (iii) consummation of a purchase,  tender or
         exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock.

                           d.       "Triggering  Event".  A  "Triggering Event"
shall be deemed to have occurred at such time as any of the following events:

                                    (i)   the   failure   of  the   Registration
         Statement to be declared effective by the SEC on or prior the date which is 180 days after the first Issuance Date;

                                    (ii)  while the  Registration  Statement  is
         required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Series G Convertible Preferred Stock for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive trading days (excluding any days during an Allowable Blackout Period (as defined in Section 2.2(d) of the

         Registration Rights Agreement)), provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series G Convertible Preferred Stock;

                                    (iii) the  suspension  from  listing  or the
         failure of the Common Stock to be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five consecutive days;

                                    (iv) the  Company's  notice to any holder of
         Series G Convertible Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Series G Convertible Preferred Stock into shares of Common Stock;

                                    (v) the  Company's  failure to comply with a
         Conversion Notice tendered in accordance with the provisions of this Certificate of Designations within 10 business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

                                    (vi)    the     Company     breaches     any
         representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 2.1(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten days.

                           e.       Mechanics of Redemption at  Option  of Buyer
Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series G Convertible Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time within 10 days prior to a Major Transaction), any holder of Series G Convertible Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series G Convertible Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate
(i) the number of shares of Series G

Convertible Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

                           f.       Mechanics of  Redemption at Option of  Buyer
Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series G Convertible Preferred Stock. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series G Convertible Preferred Stock then outstanding may require the Company to redeem all of the Series G Convertible Preferred Stock by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series G Convertible Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.

                           g.       Payment  of  Redemption   Price.   Upon  the
Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series G Convertible Preferred Stock, the Company shall immediately notify each holder of Series G Convertible Preferred Stock by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to
Section 8(f), to such holder within five (5) business days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 8(e), the Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Series G Convertible Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series G Convertible Preferred Stock being redeemed equal to such holder's pro-rata amount (based on the number of shares of Series G Convertible Preferred Stock held by such holder relative to the number of shares of Series G Convertible Preferred Stock outstanding) of all Series G Convertible Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series G Convertible Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series G Convertible Preferred Stock may have under this Certificate of Designations and the Securities Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series G Convertible Preferred Stock shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of Series G Convertible Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series G Convertible Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those shares of Series G Convertible Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series G Convertible Preferred Stock submitted to the Company by each holder for redemption under this Section 8(g) and for which the applicable Redemption Price has not been paid and (iii) the Fixed Conversion Price of such returned shares of Series G Convertible Preferred Stock shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 5(b)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Share Price" and the term "Redemption Price" being substituted for the term "Conversion Price". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 8 shall have priority to payments to other stockholders in connection with a Major Transaction.

                           h.       Company's  Redemption  Option.  The  Company
may redeem all or a portion of the Series G Convertible Preferred Stock upon 3 days prior written notice (the "Company's Redemption Notice") at a price per share of Series G Convertible Preferred Stock equal to the greater of (i) 125% of the Liquidation Preference and (ii) the product of (A) the Conversion Rate (as defined in Section 5(a)) and (B) the Closing Bid Price of the Common Stock on the trading date immediately preceding the date of the Company's Redemption Notice; provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within 2 days of receipt of the Company's Redemption Notice, the shares of Series G Convertible Preferred Stock designated to be converted may not be redeemed by the Company. The Company shall deliver the redemption price to the holder(s) within five (5) business days after the Company has delivered the Company's Redemption Notice.

         9.       Inability to Fully Convert.

                           (a)      Holder's  Option  if  Company  Cannot  Fully
Convert. If, upon the Company's receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including,  without  limitation,  because  the  Company  (x)  does  not  have  a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap, from issuing all of the Common Stock which is to be issued to a holder of Series G Convertible Preferred Stock pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series G Convertible Preferred Stock, the holder, solely at such holder's option, can elect to:

                                    (i)  require the Company to redeem from such
         holder those Series G Convertible Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per Preferred Share (the "Mandatory Redemption Price") equal to the Triggering Event Redemption Price as of such Conversion Date;

                                    (ii) if the  Company's  inability  to  fully
         convert Series G Convertible Preferred Stock is pursuant to Section 9(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above;

                                    (iii) void its Conversion  Notice and retain
         or have returned, as the case may be, the Series G Convertible Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

                           (b)      Mechanics  of Fulfilling Holder's  Election.
The Company shall immediately send via facsimile to a holder of Series G Convertible Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series G Convertible Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the

Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

                           (c)      Payment of Redemption Price.  If such holder
shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 2(g). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series G Convertible Preferred Stock may have under these Articles of Amendment and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Series G Convertible Preferred Stock for which the full Mandatory Redemption Price has not been paid and (i) receive back such Series G Convertible Preferred Stock, (ii) the Fixed Conversion Price of such returned Series G Convertible Preferred Stock shall be adjusted to the lesser of
(A) the Fixed Conversion Price as in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 5(b)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Price".

                           (d)      Pro-rata Conversion and Redemption.  In  the
event the Company receives a Conversion Notice from more than one holder of Series G Convertible Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series G Convertible Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series G Convertible Preferred Stock electing to have Series G Convertible Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Series G Convertible Preferred Stock held by such holder relative to the number of Series G Convertible Preferred Stock outstanding) of all Series G Convertible Preferred Stock being converted and redeemed at such time.

                  10. Limitation on Number of Conversion Shares. Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Series G Convertible Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Series G Convertible Preferred Stock (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules of The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the shares of Series G Convertible Preferred Stock then outstanding; provided, however, that notwithstanding anything herein to the contrary, the Company, upon written request from any Purchaser, will issue (x) such number of shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock at the then current conversion price up to the Exchange Cap, (y) such number of shares of Common Stock issuable upon conversion of the remaining outstanding Series G Convertible Preferred Stock at the then current market price, and (z) warrants to purchase such number of shares of Common Stock based on a ratio of 200,000 shares for each $1,000,000 of Series G Convertible Preferred Stock which cannot be converted at the then current conversion price, which warrants shall have an exercise price equal to the then current market price and an exercise period of eighteen months from the date of issuance. Until such approval or written opinion is obtained, no purchaser of shares of Series G Convertible Preferred Stock pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of shares of Series G Convertible Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Series G Convertible Preferred Stock issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the shares of Series G Convertible Preferred Stock issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's shares of Series G Convertible Preferred Stock, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Series G Convertible Preferred Stock shall convert all of such holder's shares of Series G Convertible Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Series G Convertible Preferred Stock on a pro rata basis in proportion to the number of shares of Series G Convertible Preferred Stock then held by each such holder.

                  11. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding Series G Convertible Preferred Stock, shall be required
(a) for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series G Convertible Preferred Stock or (b) for the issuance of shares of Series G Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement.

                  12. Lost or Stolen  Certificates.  Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series G Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock
Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such shares of Series G Convertible Preferred Stock into Common Stock.

                  13. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series G Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series G Convertible Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  14. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series G Convertible Preferred Stock and shall not be construed against any person as the drafter hereof.

                  15. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series G Convertible Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
                                      -22-

                  IN  WITNESS   WHEREOF,   the   undersigned  has  executed  and
subscribed this Certificate and does affirm the foregoing as true this 31st day of July, 1998.


                                               STARBASE CORPORATION



                                               By:/s/ William R. Stow, III
                                                  ------------------------------
                                                  Name: William R. Stow, III
                                                  Title: Chief Executive Officer

                                                                       EXHIBIT I




                              STARBASE CORPORATION
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of StarBase Corporation (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), of StarBase Corporation, a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

         Date of Conversion:

         Number of Preferred Shares to be converted:

         Stock certificate no(s). of Preferred Shares to be converted:

         The Common Stock have been sold pursuant to the Registration Statement
         (as defined in the Registration Rights Agreement):  YES ____   NO _____

Please confirm the following information:

         Conversion Price:

         Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:


         Facsimile Number:

         Authorization:
                                       By:
                                     Title:

         Dated:

         Account Number:
           (if electronic book entry transfer):

         Transaction Code Number (if electronic book entry transfer):


                                 PRICES ATTACHED



                                      -24-